Exhibit 5.1

December 19, 2025

LQR House, Inc.

6538 Collins Ave. Suite 344
Miami Beach, Florida 33141

Ladies and Gentlemen:

We have acted as special Nevada counsel to LQR House, Inc., a Nevada corporation (the “Company”) in connection with the offering by the Company of 7,249,972 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), pursuant to (i) that certain Securities Purchase Agreement, dated December 17, 2025 (the “Purchase Agreement”), by and among the Company and certain investors named therein (the “Purchasers”), and (ii) the Placement Agency Agreement, dated December 17, 2025, by and between the Company and A.G.P./Alliance Global Partners (the “Placement Agent Agreement”). The Shares are being offered and sold pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-282118) (the “Registration Statement”) and the related Prospectus Supplement, dated December 18, 2025, filed with the Securities and Exchange Commission (the “Commission”) under Rule 424(b)(5) (the “Prospectus Supplement” and, together with the base prospectus included in the Registration Statement, the “Prospectus”).

As special Nevada counsel to the Company in connection with the proposed potential issuance of the Shares, we have examined the originals, or photostatic or certified copies of (i) the Articles of Incorporation of the Company, as amended, and the Bylaws of the Company, each as amended and/or restated as of the date hereof; (ii) certain resolutions of the board of directors of the Company related to the filing of the Prospectus, the approval of the Purchase Agreement, the Placement Agent Agreement and related matters; (iii) the Purchase Agreement and Placement Agent Agreement; (iv) the Prospectus and all exhibits thereto; and (v) a certificate executed by an officer of the Company, dated as of the date hereof. We have also examined such other records, documents and instruments, certificates of public officials and of the Company, made such inquiries of officials or representatives of the Company, as applicable, and considered such questions of law as we have deemed relevant and necessary for purposes of rendering the opinion stated herein. We have relied upon the certificates of all public officials and Company officers with respect to the accuracy of all matters contained therein, without independent verification of the facts set forth therein.

We have further assumed, with respect to all parties to agreements or instruments relevant hereto, that (i) such parties, other than the Company, had the requisite power and authority (corporate or otherwise) to execute, deliver, enter into, and perform all obligations under such agreements or instruments, (ii) that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties other than the Company, and (iii) that such agreements or instruments are the valid, binding and enforceable obligations of all parties thereto, including the Company. In connection with our opinion letter, we have also assumed the genuineness of all signatures, the legal capacity of natural personas, the authenticity and completeness of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

We have also assumed that (a) the Registration Statement and any amendments thereto, and the Prospectus, will comply with all applicable laws, and the Registration Statement shall have become effective under the Securities Act of 1933, as amended (the “Act”) and will remain effective, at the time the Shares are issued, offered and/or sold as contemplated by the Registration Statement, the Prospectus Prospectus, the Purchase Agreement and the Placement Agent Agreement, as applicable; (b) after any such issuance of any Shares, the total number of issued and outstanding shares of Common Stock, together with the total number of shares of Common Stock then reserved for issuance or obligated to be issued by the Company pursuant to the Articles of Incorporation, the Bylaws, or other governing documents of the Company, or any agreement, plan, arrangement or otherwise, will not exceed the total number of shares of Common Stock then authorized under the Company’s Articles of Incorporation in effect at such time; and (c) if any such Shares, are issued in certificate form, stock certificates evidencing such Shares, in the form of the specimen stock certificate provided to us, will be duly executed and delivered by the authorized officers of the Company and will have been duly countersigned by the Company’s transfer agent and registrar and duly registered on the books and records of the Company by the transfer agent and registrar of the Common Stock, or if issued in uncertificated form, valid book-entry notations will be been made and duly registered on the books and records of the Company by the transfer agent and registrar, in each case, in the name or on behalf of the holders of such shares of Common Stock and in accordance with the provisions of the Articles of Incorporation and Bylaws, each as amended and then in effect.

Based upon the forgoing, and subject to the assumptions, limitations, and qualifications set forth in this opinion letter, as of the date hereof and under current interpretations of the Nevada Revised Statutes, the Nevada Administrative Code, and published decisions of the Nevada Court of Appeals and the Nevada Supreme Court as of the date hereof (collectively, “Nevada Laws”), we are of the opinion that the Shares have been duly authorized, and when issued and sold by the Company against receipt of payment in full therefor and otherwise in accordance with the terms of the Purchase Agreement, the Placement Agent Agreement, and the Prospectus, will be validly issued, fully paid and nonassessable.

We are qualified to practice law in the State of Nevada. The opinion set forth herein is expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. Without limiting the generality of the forgoing, we express no opinion herein concerning, and we assume no responsibility as to any laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, or the applicability of, compliance with, or effect of: (i) any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, (ii) any state securities or “blue sky” laws, rules or regulations, or (iii) any state laws regarding fraudulent transfers. We note that the parties have chosen the laws of the State of New York to be the governing laws of the Purchase Agreement, the Placement Agent Agreement and other documents relating to the offer and sale of the Shares. We express no opinions as to the validity or enforceability of any provision of any such agreement, instrument, or other document that is governed by the laws of the State of New York, as to the effects of such laws on any matter, or as to the choice of law provisions contained within such documents.

The opinions set forth herein are rendered as of the date hereof, and we assume no obligation to advise you of changes in law or facts or other circumstances, events, or developments or (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion letter is issued in the State of Nevada. By issuing this opinion letter, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion letter shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion letter as part of the Registration Statement, the Prospectus, and the Prospectus Supplement, and to the reference to our firm therein under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ McDONALD CARANO LLP

McDONALD CARANO LLP